UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 5, 2011

Aradigm Corporation

(Exact name of registrant as specified in its charter)

California	000-28402	94-3133088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3929 Point Eden Way, Hayward, California	94545
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 265-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 5, 2011, Aradigm Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the purchasers named therein (collectively, the “Buyers”) providing for the issuance and sale by the Company to the Buyers in a private placement of an aggregate of 25,000,000 shares of the Company’s Common Stock (collectively, the “Common Shares”) for a purchase price of $0.19 per share.

At the closing of the transaction, anticipated to occur on July 7, 2011, the Company will receive aggregate gross proceeds of $4.75 million from the sale of the Common Shares. After deducting for fees and expenses, the aggregate net proceeds from the sale of the Common Shares are expected to be approximately $4.4 million.

The Securities Purchase Agreement contains customary representations and warranties and covenants of the Company and the Buyers. Pursuant to the terms of the Securities Purchase Agreement, the Company has agreed to provide customary indemnification to the Buyers, their affiliates and agents against certain liabilities.

The Company has also entered into a Registration Rights Agreement with the Buyers. Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement to cover the resale of the Common Shares. The failure on the part of the Company to satisfy the deadlines set forth in the Registration Rights Agreement may subject the Company to payment of certain monetary penalties. In addition, pursuant to the terms of the Securities Purchase Agreement, the Company has agreed, among other things, not to file any other registration statement (other than any registration statement on Form S-8) until the Common Shares are covered by an effective registration statement or freely salable under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).

Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) acted as the exclusive placement agent for the private placement.

The foregoing description of the Securities Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement and the Registration Rights Agreement. Copies of the Securities Purchase Agreement and the form of the Registration Rights Agreement are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Copies of the Securities Purchase Agreement and the form of Registration Rights Agreement have been attached as exhibits to this Current Report on Form 8-K to provide investors with information regarding its terms. Except for their status as legal documents governing the contractual rights among the parties thereto, such transaction documents are not intended to be a source of factual, business or operational information about the Company or its business. The representations and warranties contained in such transaction documents are not necessarily accurate or complete as made and may be subject to exceptions set forth in the disclosure schedules provided in accordance with such documents. Such representations, warranties and covenants have been negotiated by the Company and the Buyers for the purpose of allocating contractual risk between the parties, including in subject areas where the parties do not have complete knowledge of all the facts, and not for the purpose of establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to investors. Readers should not rely on the representations, warranties and covenants in such documents or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety. The Common Shares were offered and sold to the Buyers without registration under the Securities Act, or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Common Shares.

Item 8.01 Other Events.

On July 6, 2011, the Company issued a press release announcing the execution of definitive agreements for the transaction. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT INDEX

Exhibit	Description
10.1	Securities Purchase Agreement, dated July 5, 2011, by and among Aradigm Corporation and the investors listed on the Schedule of Buyers attached thereto.

10.2	Registration Rights Agreement, dated July 5, 2011, by and among Aradigm Corporation and the investors listed on the signature pages thereto.

99.1	Press release dated July 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION

Dated: July 6, 2011	By:	/s/ Nancy Pecota
		Name:	Nancy Pecota
		Title:	Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Securities Purchase Agreement, dated July 5, 2011, by and among Aradigm Corporation and the investors listed on the Schedule of Buyers attached thereto.

10.2	Registration Rights Agreement, dated July 5, 2011, by and among Aradigm Corporation and the investors listed on the signature pages thereto.

99.1	Press release dated July 6, 2011.

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